Filed Pursuant to Rule 424(b)(5)

Registration No. 333-205272

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 26, 2015)

BIOTA PHARMACEUTICALS, INC.

$25,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) and FBR Capital Markets & Co. (“FBR”; each of MLV and FBR individually a “Distribution Agent” and collectively the “Distribution Agents”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, par value $0.10 per share, having an aggregate offering price of up to $25 million from time to time through the Distribution Agents.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “BOTA.” On October 1, 2015, the last reported sales price of our common stock on The NASDAQ Global Select Market was $2.12 per share.

Upon our delivery of a placement notice, if any, the Distribution Agents may sell the common stock by any method permitted by law deemed to be an “at the market offering" as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on The NASDAQ Global Select Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agents may also sell the common stock by any other method permitted by law, including, but not limited to, negotiated transactions. The Distribution Agents are not required to sell any specific number or dollar amount of securities, but will act as sales agents using commercially reasonable efforts consistent with their respective normal sales and trading practices on terms mutually agreed upon between the Distribution Agents and us.  There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Distribution Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from each sale of common stock.  In connection with the sale of the common stock on our behalf, each of the Distribution Agents will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the Distribution Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against certain liabilities, including liabilities under the Securities Act.

Investing in our stock involves a high degree of risk. See “Risk Factors” beginning on Page S-3 for information that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 2, 2015.

Neither the delivery of this prospectus supplement, nor any sale of the shares, shall create any implication that the information in this prospectus is correct after the date hereof.

This prospectus is not an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation is illegal.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the shares of common stock we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may authorize to be provided to you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement, the accompanying prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front cover of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus is delivered or common stock is sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus supplement, the terms “we,” “us,” “our,” “Company” and “Biota” refer to Biota Pharmaceuticals, Inc. and its subsidiaries on a consolidated basis.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our shares of common stock by you under applicable investment or similar laws.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our common stock. you should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the documents incorporated by reference in the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

The Company

Our Business

We are focused on the discovery and development of direct-acting antivirals to treat infections that affect a significant number of patients globally. We have four product candidates in clinical development that address viral infections that have limited therapeutic options. Vapendavir, an oral treatment for human rhinovirus (“HRV”) infections in moderate-to-severe asthmatics, currently being evaluated in our ongoing Phase 2b SPIRITUS trial; BTA074, a Phase 2 topical antiviral treatment for condyloma caused by human papillomavirus (“HPV”) types 6 & 11; BTA585, an oral fusion (“F”) protein inhibitor in Phase 1 development for the treatment of respiratory syncytial virus (“RSV”)-A and RSV-B infections; and laninamivir octanoate (“LANI”), a one-time, inhaled treatment in Phase 2 development for influenza A and B infections. We also have a RSV non-fusion inhibitor development program.

 Our Strategy

In the near-term we intend to employ the following strategy:

●

Focus Our Resources on the Development of our Clinical Stage Antiviral Product Candidates. We plan to focus our resources on vapendavir, an oral treatment for HRV infections in moderate-to-severe asthmatics; BTA074, a novel topical treatment for condyloma caused by HPV types 6 & 11; and BTA585, an oral fusion inhibitor in development for the treatment of RSV infections.

More specifically, over the next 12 months we intend to:

●	Initiate a Phase 2 clinical trial for BTA074 in patients with condyloma in the fourth quarter of 2015;

●	Complete enrollment in a Phase 1 single ascending dose for BTA585 in healthy volunteers and report top-line data in the fourth quarter of 2015;

●	Complete enrollment in a Phase 1 multiple ascending dose for BTA585 in healthy volunteers and report top-line data in the first quarter of 2016;

●	Initiate a Phase 2a RSV challenge study in healthy volunteers for BTA585 in the second quarter of 2016;

●	Complete enrollment in the Phase 2b SPIRITUS trial of vapendavir in moderate-to-severe asthmatics suspected to have a HRV infection and report top-line data in mid-2016;

●	Select a RSV non-fusion lead clinical candidate; and

●	Continue process development and formulation activities (adult and pediatric) for BTA585 and BTA074.

●	Evaluate our RSV preclinical candidates and select a lead candidate for investigational new drug enabling studies. We intend to develop a series of potent RSV non-fusion inhibitors that we believe could be used as a stand-alone treatment or potentially in combination therapy. Our goal is to select a lead candidate from this series by mid-year 2016.

●

Seek to out-license LANI. We, in concert with Daiichi Sankyo Company Ltd. (“Daiichi Sankyo”), intend to pursue a license agreement, or other similar transaction, with a third-party regional or global pharmaceutical or biopharmaceutical companies that have greater clinical development, manufacturing and commercialization capabilities than we do that we believe could advance the development and/or commercialization of LANI.

Although certain products of ours have been successfully commercialized by other larger pharmaceutical companies under license agreements, we have not received regulatory approval for any product candidates we have developed independently, and we do not have any commercial capabilities. Therefore, it is possible that we may not successfully derive any significant product revenues from our existing or future product candidates. We expect to continue to incur losses for the foreseeable future. As of June 30, 2015, we had an accumulated deficit of $109 million. Our operations to date have been funded principally through sales of capital stock, revenues from our royalties, borrowings and cash from operations. We expect our revenues from royalties to decrease from the past due to the expiration of the Relenza® patent portfolio, as well as increasing expenses over the next several years, principally to develop vapendavir, BTA585, BTA074 and our RSV non-fusion program.

Corporate Information

We were incorporated in the state of Delaware in 1969. Our corporate headquarters is located at 2500 Northwinds Parkway, Alpharetta, Georgia 30009. Our telephone number is (678) 221-3350. Our website is www.biotapharma.com. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus supplement.

The Offering

Common stock offered by us pursuant to this prospectus supplement:	Shares having an aggregate offering price of up to $25 million.
Manner of offering:	“At-the-market” offering that may be made from time to time through the Distribution Agents. See “Plan of Distribution” on page S-7.
Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-6.
Market for the common stock:	Our common stock is listed on The NASDAQ Global Select Market under the symbol “BOTA.”
Risk factors:

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our Proxy Statement filed on September 30, 2015. The following risks are presented as of the date of this prospectus supplement, and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Associated with this Offering

We have broad discretion to determine how to use the net proceeds from this offering and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways you may not agree with or that do not yield a favorable return, if any. We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include research and development expenses, clinical trial expenses, and repayment of debt. However, our use of these proceeds may differ substantially from our current plans. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, the price of our common stock could decline.

If you purchase shares of common stock sold in this offering, you may experience substantial dilution as a result of this offering.

The public offering price per share in this offering may be substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering may experience immediate and substantial dilution. The exercise of outstanding stock options would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We do not anticipate paying cash dividends, and, accordingly, stockholders must rely on appreciation in the price of our common stock for any return on their investment in us.

We do not intend to pay cash dividends on our common stock in the foreseeable future. The declaration of dividends is subject to the discretion of our Board of Directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our Board of Directors. You should not rely on an investment in our Company if you require dividend income from your investment. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value or even maintain the price at which you purchased your shares.

If we raise additional capital in the future, your ownership in us could be impaired.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, which would result in those newly-issued shares being dilutive. In addition, if we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder, which could impair the value of our common stock.

Sales of a significant number of shares of our common stock in the public markets could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such future sales could occur, could materially and adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities at a price we deem appropriate. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible,” as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to:

●	our anticipated timing to fully enroll and report top line-data from our vapendavir Phase 2b SPIRITUS clinical trial;
●	our anticipated timing to complete the Phase 1 single ascending dose clinical trial in healthy volunteers for BTA585 and report top-line data;
●	our planned timing of the initiation of the Phase 1 multiple ascending dose clinical trial in healthy volunteers for BTA585 and report top-line data;
●	our planned timing of the initiation of the Phase 2a RSV challenge study in healthy volunteers for BTA585;
●	our planned timing of the initiation of the Phase 2 clinical trial for BTA074 in patients with condyloma;
●	our anticipated timing of selecting a RSV non-fusion lead clinical candidate;
●	our RSV non-fusion inhibitors and their potential to be used as a stand-alone treatment or potentially in combination therapy; ;
●	our plans to out-license the rights to laninamivir octanoate outside of Japan in concert with Daiichi Sankyo;
●

our anticipation that royalty revenue from net sales of Relenza® may decrease in fiscal 2016 due to the expiration of the composition of matter patents for Relenza® in the multiple countries and the outcome of the pending patent application in the U.S.;

●	our anticipation that we will generally incur net losses from operations in the future due to our intention to continue to support the preclinical and clinical development of our product candidates;
●	our future financing requirements, the factors that may influence the timing and amount of those requirements and our ability to fund them;
●

the number of months that our current cash, cash equivalents and anticipated future proceeds from existing royalty-bearing licenses and other existing license and collaboration agreements will allow us to operate; and

●

our plan to continue to finance our operations with our existing cash, cash equivalents and proceeds from existing or potential future royalty-bearing licenses, government contracts, or collaborative research and development arrangements, or through future equity and/or debt financings or other financing vehicles.

There may be events in the future that we are unable to predict accurately or over which we have no control. Before you purchase our securities, you should read this prospectus supplement, the accompanying prospectus and the documents that we reference or incorporate by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in any free writing prospectus that we may authorize to be provided to you, we will use the net proceeds from this offering for working capital requirements and general corporate purposes, which may include research and development expenses, clinical trial expenses, and repayment of debt. We may also invest the proceeds in investment-grade, interest-bearing securities and/or use a portion of the net proceeds for the licensing or acquisition of, or the development of, additional product candidates and/or to fund possible investments in and the acquisition of complementary businesses or partnerships. However, we have no present plans, agreements or commitments with respect to any potential acquisition, investment or license. The amount of the proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.

The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our clinical trials and development efforts, as well as any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

DILUTION

Our net tangible book value as of June 30, 2015 was $69.5 million, or $1.80 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of our common stock in the aggregate amount of $25.0 million at an assumed offering price of $2.12 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on October 1, 2015, and after deducting estimated offering commissions and expenses of $0.9 million, or $0.02 per share, payable by us, our net tangible book value as of June 30, 2015 would have been $93.6 million, or $1.86 per share of common stock. This represents an immediate increase in the net tangible book value of $1.80 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.26 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$2.12
Net tangible book value per share as of June 30, 2015	$1.80
Increase per share attributable to new investors	$.06
As-adjusted net tangible book value per share after this offering		$1.86
Net dilution per share to new investors		$0.26

An increase of $0.38 per share in the price at which the shares are sold from the assumed offering price of $2.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million is sold at that price, our adjusted net tangible book value per share after the offering would increase to $1.93 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.57 per share, after deducting commissions and estimated aggregate offering expenses of $0.9 million or $0.02 per share payable by us. A decrease of $0.37 per share in the price at which the shares are sold from the assumed offering price of $2.12 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.77 per share and would increase the dilution in net tangible book value per share to existing investors in this offering to $0.03 per share, after deducting commissions and estimated aggregate offering expenses of $0.9 million or $0.02 per share payable by us. This information is supplied for illustrative purposes only.

The calculations above are based upon 38,609,086 shares of common stock issued and outstanding as of June 30, 2015 and exclude:

●	stock options representing the right to purchase a total of 3,364,117 shares of common stock at a weighted average exercise price of $5.58 per share;

●	2,190,598 shares of common stock which were reserved for future equity awards that may be granted in the future under our equity incentive plans; and
●	8,750 shares of common stock issuable upon vesting of outstanding restricted stock units and 96,581 shares of common stock issuable upon vesting of outstanding market stock units.

DIVIDEND POLICY

We have not paid or declared any dividends on our common stock in either of the two most recent fiscal years, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any earnings we may generate to fund our product development, operations and future growth. Any future determination to pay a dividend will be at the sole discretion of our Board of Directors, and will depend upon a number of factors, including our results of operations, capital requirements, financial condition, future prospects, contractual arrangements, restrictions imposed by applicable law, any limitations on payments of dividends present in any debt arrangements we may enter into in the future and other factors our Board of Directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Distribution Agents under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $25 million from time to time through the Distribution Agents. The Sales Agreement filed with the SEC as an exhibit to our Current Report on Form 8-K dated October 2, 2015 and is incorporated herein by reference.  The sales, if any, of shares made under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering" as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on The NASDAQ Global Select Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with our prior consent, the Distribution Agents may also sell the common stock by any other method permitted by law, including, but not limited to, negotiated transactions. We may instruct the Distribution Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agents may suspend the offering of common stock upon notice and subject to other conditions. As an agent, the Distribution Agents will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Distribution Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Distribution Agents, unless the Distribution Agents declines to accept the terms of the notice, the Distribution Agents have agreed to use their commercially reasonable efforts consistent with their respective normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agents under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Distribution Agents commissions for their services in acting as agents in the sale of common stock. The Distribution Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds from each sale of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, each of the Distribution Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Distribution Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Distribution Agents under the terms of the Sales Agreement, will be approximately $0.9 million.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on another date that is agreed upon by us and the Distribution Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all common shares subject to the agreement or (ii) termination of the Sales Agreement as permitted therein.

The Distribution Agents and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Distribution Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Dechert LLP, New York, New York. The Distribution Agents are being represented in connection with this offering by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

The financial statements as of June 30, 2015 and 2014, and for the two years ended June 30, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of June 30, 2015 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statements of operations and comprehensive loss, of stockholders' equity, and of cash flows for the year ended June 30, 2013 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so included in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is www.sec.gov. We maintain a website at www.biotapharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our annual report on Form 10-K for the year ended June 30, 2015 filed with the SEC on September 11, 2015;

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our definitive proxy statement on Schedule 14A filed with the SEC on September 30, 2015, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2015; and

●

the description of our Common Stock contained in our Registration Statement on Form 10 filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

●	our current reports on Form 8-K filed with the SEC on August 20, 2015 and September 22, 2015.

We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: Biota Pharmaceuticals, Inc., 2500 Northwinds Parkway, Alpharetta, GA 30009, Telephone: (678) 223-3350.

PROSPECTUS	Filed pursuant to Rule 424(b)(2)
Registration No. 333-205272

BIOTA PHARMACEUTICALS, INC.

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and debt securities to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $125,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “BOTA.” On July 15, 2015, the last reported sale price for our common stock was $2.36 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2015.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date.

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SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Biota,” the “Company” and similar designations refer to Biota Pharmaceuticals, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Business

We are focused on the discovery and development of direct-acting antivirals to treat infections that affect a significant number of patients globally. We have four product candidates in development to address viral infections that have limited therapeutic options. Vapendavir, an oral treatment for human rhinovirus (“HRV”) infections in moderate-to-severe asthmatics; AP611074, a novel topical treatment for anogenital warts caused by human papillomavirus (“HPV”) types 6 & 11; BTA-C585, an oral fusion inhibitor in development for the treatment of respiratory syncytial virus (“RSV”) infections; and laninamivir octanoate (“LANI”), a one-time, inhaled treatment for influenza A and B infections.

Product and product candidates

We have initiated a Phase 2b clinical trial (named SPIRITUS), which is a randomized, double-blind, placebo-controlled dose-ranging study for BTA-798, also known as vapendavir, in moderate-to-severe asthmatic patients at risk of loss of asthma control and exacerbations due to presumptive HRV infection. The goal of this clinical trial is to randomize approximately150 laboratory-confirmed HRV infected patients with moderate-to-severe asthma and to report top-line data in mid-2016. The primary endpoint of this multi-center, randomized, double-blind, placebo-controlled dose-ranging study is the change from baseline to study day 14 in asthma symptoms and lung function as measured by the asthma control questionnaire-6 total score. Key secondary endpoints include safety and tolerability, lung function assessments such as forced expiratory volume in one second, incidence of asthma exacerbations, assessments of the severity and duration of cold symptoms as measured by the Wisconsin Upper Respiratory Symptom Survey-21 and virological assessments such as changes in viral load. We have successfully completed two other Phase 2 trials of vapendavir to date.

In addition, we are planning to initiate a randomized, placebo-controlled, double-blind, Phase 2 trial in late 2015 for AP611074, a patented, direct-acting antiviral with activity against HPV types 6 and 11 for the treatment of condyloma or anogenital warts.

In addition, we are developing LANI, a long-acting neuraminidase inhibitor, for the treatment of influenza A and B. On August 1, 2014, we reported top-line safety and efficacy results from a randomized, double-blind, placebo-controlled, parallel-arm Phase 2 clinical trial (named IGLOO) comparing the safety and efficacy of a 40 mg and an 80 mg dose of laninamivir octanoate to placebo. As compared to placebo, neither the 40 mg nor the 80 mg cohort achieved a statistically significant reduction in the median time to alleviation of all influenza associated symptoms, the primary endpoint, as measured by the Flu-iiQ patient-recorded outcome questionnaire. Certain important secondary endpoints, including quantitative viral shedding, and secondary bacterial infections, as well as the time to alleviation of systemic symptoms, did achieve statistically significant results for laninamivir octanoate treated cohorts compared to placebo. We are preparing a detailed briefing document that will be submitted to the U.S. Food and Drug Administration to outline proposed primary endpoints and acceptable patient reported outcome tools for use in prospective registration trials of LANI to treat uncomplicated influenza. This briefing document would form the basis as a request for a Type C meeting with the FDA.

Lastly, in addition to these Phase 2 clinical-stage development programs, we are developing orally bioavailable F and non-F protein compounds for the treatment of RSV infections in children, the elderly and immune-compromised patients. We have successfully completed all good laboratory practice (“GLP”) studies required to support the filing of an Investigational New Drug (“IND”) application for our oral RSV fusion inhibitor, BTA-C585. We intend initiate a Phase 1 single ascending dose trial in the third quarter of 2015.

Although certain products of ours have been successfully commercialized by other larger pharmaceutical companies under license agreements, we have not received regulatory approval for any product candidates we have developed independently, and we do not have any commercial capabilities. Therefore, it is possible that we may not successfully derive any significant product revenues from our existing or future product candidates. We expect to continue to incur losses for the foreseeable future. As of March 31, 2015, we had an accumulated deficit of $89 million. Our operations to date have been funded principally through sales of capital stock, revenues from our royalties, borrowings and cash from operations. We expect our revenues from royalties to decrease from the past due to the expiration of the Relenza® patent portfolio, as well increasing expenses over the next several years, principally to develop vapendavir, BTA-C585, AP611074 and our RSV programs, as well as pursuing any additional in-licensing, sale, acquisition, co-development, and other similar development opportunities to advance our pipeline.

Corporate Information

Our principal corporate offices are located at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009 and our telephone number is (678) 221-3350. We were incorporated in Delaware in 1969. Our internet address is www.biotapharma.com. The information found on our Internet site is not part of this prospectus.

Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if any;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options or refreshable options, if any; and

•	the net proceeds to us.

Common Stock

We may offer shares of our common stock, par value $0.10 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends and we do not have any issued and outstanding preferred stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the rights and restrictions that apply to holders of our common stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. Our preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may from time to time offer warrants for the purchase of our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may offer units consisting of common stock, preferred stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended June 30, 2014, as filed with the SEC on September 30, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014, December 31, 2014 and March 31, 2015, as filed with the SEC on November 7, 2014, February 6, 2015 and May 8, 2015, respectively, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as the development or regulatory approval of new products, enhancements of existing products or technologies, third party performance under key agreements, revenue and expense levels and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto filed with the SEC. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

STATEMENT OF COMPUTATION OF RATIOS

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including research and development, general administrative expenses, working capital and capital expenditures. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. We may offer up to $125,000,000 of securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements or any free writing prospectuses that we may authorize to be delivered to you, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our capital stock, please refer to our restated certificate of incorporation, as amended (our “certificate of incorporation”), and by-laws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and any summary contained in any prospectus supplement or free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our by-laws.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, of which 35,124,728 shares were issued and outstanding as of March 31, 2015. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “BOTA.”

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, 1,538,462 of which had previously been designated as “Series A Convertible Preferred Stock”. No shares of Preferred Stock were issued and outstanding as of March 31, 2015. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-laws

Provisions of the DGCL and our certificate of incorporation, and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Removal of Directors

Our by-laws provide that our stockholders may only remove our directors with cause.

Amendment

Our by-laws provide that any amendment to the by-laws may only be approved by the directors or by the affirmative vote of the holders of at least 75% of our voting stock then outstanding.

Size of Board and Vacancies

Our by-laws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Vacancies in our board of directors caused by death, resignation, retirement, disqualification or removal from office, as well as newly-created directorships created by any increase in our authorized number of directors, will be filled by a majority vote of the directors then in office, whether or not a quorum, at any meeting of our board of directors.

Special Stockholder Meetings

Our by-laws provides that only the Chairman of the Board , our President or our board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer and Trust Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be made;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Subordinated Debt

As of March 31, 2015, the Company had no existing subordinated debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Dechert LLP, New York, New York will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

PricewaterhouseCoopers LLP, independent registered public accounting firm, has audited the consolidated financial statements of Biota Pharmaceuticals included in Annual Report on Form 10-K for the year ended June 30, 2014, and the effectiveness of Biota’s internal control over financial reporting as of June 30, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Biota’s financial statements and management assessment of the effectiveness of internal control over financial reporting as of June 30, 2014 are incorporated by reference in reliance on PricewaterhouseCoopers reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov. We maintain a website at http://www.biotapharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

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our annual report on Form 10-K for the year ended June 30, 2014 filed with the SEC on September 30, 2014, including portions of our definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2014, to the extent specifically referenced therein;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2014, December 31, 2015, March 31, 2015, as filed with the SEC on November 7, 2014, February 6, 2015 and May 8, 2015, respectively;

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our Current Reports on Form 8-K filed with the SEC on each of the following dates: August 1, 2014, September 30, 2014, October 1, 2014, November 12, 2014, February 26, 2015, March 19, 2015 and June 4, 2015; and

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the description of our Common Stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Biota Pharmaceuticals, Inc., 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009, Telephone: (678) 223-3350.

Up to $25,000,000 of Shares of

Common Stock

PROSPECTUS SUPPLEMENT